UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 16, 2014

BARCLAYS DRYROCK FUNDING LLC

(as Depositor of the Barclays Dryrock Issuance Trust)

(Exact Name of Registrant as Specified in its Charter)

on behalf of

Barclays Dryrock Issuance Trust

	Delaware	333-197848-02	45-5441359
	(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 S. West Street Office 120 Wilmington, DE 19801 (302) 255-7073
(Address, Including Zip Code, and Telephone Number, Including Area Code, of each Registrant’s Principal Executive Offices)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement

On October 16, 2014 Barclays Dryrock Issuance Trust, U.S. Bank National Association and Barclays Bank Delaware entered into the Omnibus Amendment to the Series 2012-2 Indenture Supplement dated as of November 16, 2012, Series 2013-1 Indenture Supplement dated as of October 10, 2013, Series 2014-1 Indenture Supplement dated as of March 4, 2014 and the Series 2014-2 Indenture Supplement dated as of May 28, 2014, filed as Exhibit 4.4 to this current report on Form 8-K.

Item 9.01.	Exhibits

The following is filed as an Exhibit to this Report.
	Exhibit 4.4	The Omnibus Amendment dated as of October 16, 2014 to the Series 2012-2 Indenture Supplement dated as of November 16, 2012, Series 2013-1 Indenture Supplement dated as of October 10, 2013, Series 2014-1 Indenture Supplement dated as of March 4, 2014 and the Series 2014-2 Indenture Supplement dated as of May 28, 2014, by and among Barclays Dryrock Issuance Trust, U.S. Bank National Association and Barclays Bank Delaware.

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARCLAYS DRYROCK FUNDING LLC,
as depositor of Barclays Dryrock Issuance Trust

By: /s/ Deepesh Jain
Name: Deepesh Jain
Title: Vice President and Treasurer

October 16, 2014

EXHIBIT INDEX

Exhibit	Description

Exhibit 4.4	The Omnibus Amendment dated as of October 16, 2014 to the Series 2012-2 Indenture Supplement dated as of November 16, 2012, Series 2013-1 Indenture Supplement dated as of October 10, 2013, Series 2014-1 Indenture Supplement dated as of March 4, 2014 and the Series 2014-2 Indenture Supplement dated as of May 28, 2014, by and among Barclays Dryrock Issuance Trust, U.S. Bank National Association and Barclays Bank Delaware.